SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 March 13, 1997

                        OCEAN OPTIQUE DISTRIBUTORS, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

           FLORIDA                     0-19670                   65-0052592
           -------                     -------                   ----------
       State or other                (Commission               (IRS Employer
       jurisdiction of               File Number)            Identification No.)
       incorporation)

                    14250 S.W. 119TH AVENUE, MIAMI, FLORIDA            33186
                    ---------------------------------------            -----
                   (Address of principal executive offices)          (Zip Code)

        Registrant's telephone number, including area code (305) 255-3272

ITEM 5. OTHER EVENTS


     Ocean Optique Distributors, Inc. (the "Company") today announced that it has reached an agreement with one of its principal suppliers and shareholders whereby the supplier and shareholder, D'Arrigo Moda Italia SRL ("D'Arrigo") agreed to convert $300,000 in payables into 300,000 shares of the Company's Common Stock. In addition, subsequent to December 31, 1996, conversions of $75,000 in aggregate principal amount of the Company's convertible debentures into 45,454 shares of Common Stock were completed.

     The Company also announced that it was able to reverse $200,000 of its reserve for slow-moving inventory, because in January 1997 the Company sold at a profit all of the product for which that portion of the reserve was established. The Company's remaining reserve for slow-moving inventory currently totals approximately $1.6 million, which management at this time believes is adequate to protect the Company in the event of possible future write-downs of slow-moving inventory.

     Set forth below is a pro forma balance sheet at December 31, 1996, showing the impact of the above-described conversion of the Company's convertible debentures and the payable to D'Arrigo, as well as the reversal of a portion of the reserve for slow-moving inventory.


                        OCEAN OPTIQUE DISTRIBUTORS, INC.
                             PRO FORMA BALANCE SHEET

                                                     PRO FORMA
                                      ACTUAL        ADJUSTMENTS      AS ADJUSTED
                                     12/31/96        12/31/96         12/31/96
                                     --------        --------        -----------
                                                  (In thousands)
CURRENT ASSETS:
   CASH.............................. $    247        $                 $    247
   ACCOUNTS RECEIVABLE...............    1,922                             1,922
   INVENTORY.........................    4,737             200             4,937
   OTHER CURRENT ASSETS..............    1,413                             1,413
                                      --------                          --------
     TOTAL CURRENT ASSETS............    8,319             200             8,519
                                      --------                          --------

FIXED ASSETS.........................      199                               199
OTHER ASSETS.........................      145                               145
                                      --------                          --------

     TOTAL ASSETS.................... $  8,663             200          $  8,863
                                      ========                          ========

                                                      PRO FORMA
                                      ACTUAL         ADJUSTMENTS     AS ADJUSTED
                                     12/31/96         12/31/96        12/31/96
                                     --------        -----------     ----------
                                                   (In thousands)

CURRENT LIABILITIES:
   BANK LINE OF CREDIT............... $  2,669                        $  2,669
   ACCOUNTS PAYABLE .................    3,231          (300)            2,931
   ACCRUED EXPENSES..................      474                             474
   NOTES PAYABLE ....................      471                             471
   OTHER CURRENT LIABILITIES.........        6                               6
                                      --------                        --------
     TOTAL CURRENT LIABILITIES.......    8,851          (300)            6,551
                                      --------                        --------

8% CONVERTIBLE DEBENTURES............      782           (75)              707
NOTES PAYABLE--LONG TERM.............      214                             214
OTHER LIABILITIES....................       93                              93
                                      --------                        --------

     TOTAL LIABILITIES...............    7,940          (375)            7,565
                                      ========                        ========

STOCKHOLDERS' EQUITY:
   SERIES A PREFERRED................    1,449                           1,449
   SERIES B PREFERRED................    1,150                           1,150
   COMMON STOCK......................    7,468           375             7,843
   RETAINED EARNINGS (DEFICIT).......   (9,344)          200            (9,144)
                                      --------                        --------

     TOTAL STOCKHOLDERS' EQUITY......      723           575             1,298
                                      ========                        ========

     TOTAL LIABILITIES &
        STOCKHOLDERS' EQUITY......... $  8,663           200          $  8,863
                                      ========                        ========


     Finally, the Company announced it has received a proposal for and is in the process of finalizing a $4.0 million bank line of credit, $2.75 million of which will be used to repay the Company's current line of credit (which matures on March 31, 1997) and the balance of which will be used for additional working capital. The interest rate on this new line of credit will be .25 lower than the rate on the Company's current line, thereby lowering the Company's cost of funds. Finalization of the terms of this line of credit is subject to completion of a due diligence audit by the bank, which is currently underway. The Company anticipates completing the refinancing of its line of credit within approximately 45 to 60 days.

     Forward-looking statements (i.e., statements that are not historical facts) in this Form 8-K are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in the Company's other filings with the Securities and Exchange Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                OCEAN OPTIQUE DISTRIBUTORS, INC.

                                                By:/S/ KENNETH GORDON
                                                ---------------------
                                                    Kenneth Gordon,
                                                      Chief Financial Officer

Dated:  March 13, 1997